Exhibit 23.3

CONSENT OF MARITIME STRATEGIES INTERNATIONAL LTD.

We hereby consent to the inclusion of our report and the reference to our firm under the headings “The International Tanker Industry,” “Industry and Market Data” and “Experts” and in the Registration Statement on Form F-1 and related prospectus of Double Hull Tankers, Inc. (the “Company”) relating to the initial public offering of common stock of the Company.

Dated: September 20, 2005

MARITIME STRATEGIES INTERNATIONAL LTD.,

by
/s/ Daniel Jessel